UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2007

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 4, 2007, Amylin Pharmaceuticals, Inc., or Amylin, agreed, pursuant to a purchase agreement between Amylin and the initial purchasers named therein, to sell to the initial purchasers $500 million principal amount of 3.00% Convertible Senior Notes due 2014, and, at the election of the initial purchasers, an additional $75 million aggregate principal amount of the Notes, to be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, or the Securities Act.  The initial purchasers exercised their option to purchase an additional $75 million aggregate principal amount of the Notes on June 5, 2007.  The net proceeds from the offering, after deducting the initial purchasers’ discount and the estimated offering expenses payable by Amylin, were approximately $558.9 million, including the exercise of the initial purchasers’ over-allotment option in full.  A copy of the purchase agreement is attached hereto as Exhibit 1.1, is incorporated herein by reference, and is hereby filed. The description of the purchase agreement in this report is a summary and is qualified in its entirety by the terms of the purchase agreement.

The closing of the sale of the Notes (including the additional Notes) occurred on June 8, 2007.  The Notes and the shares of Amylin’s common stock, par value $0.001 per share, issuable in certain circumstances upon the conversion of the Notes, have not been registered under the Securities Act.  Amylin offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.  The initial purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Notes are governed by an indenture, dated June 8, 2007, between Amylin and the Bank of New York Trust Company, N.A., as trustee.  A copy of the indenture is attached hereto as Exhibit 4.1, is incorporated herein by reference, and is hereby filed. The descriptions of the indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the indenture and the Notes, respectively.

Certain of the initial purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Amylin, for which they received or will receive customary fees and expenses.

The Notes will be convertible, at the option of the holders, into shares of Amylin common stock based on an initial conversion rate, subject to adjustment, of 16.3752 shares per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $61.07 per share) on any day prior to the close of business on the scheduled trading day immediately preceding April 15, 2014 only under the following circumstances: (1) during the five business-day period after any five consecutive trading day period in which the trading price per note for each trading day of such measurement period was less than 97% of the product of the last reported sale price of Amylin’s common stock and the conversion rate on each such day; (2) during any calendar quarter (and only during such quarter) after the calendar quarter ending September 30, 2007, if the last reported sale price of Amylin’s common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter; and (3) upon the occurrence of specified corporate events.  The Notes will be convertible, regardless of the foregoing circumstances, at any time from and including April 15, 2014 through the scheduled trading day immediately preceding the maturity date of the Notes.

Amylin will pay 3.00% interest per annum on the principal amount of the Notes, payable semi-annually in arrears in cash on June 15 and December 15 of each year, starting on December 15, 2007.

The Notes will be senior unsecured obligations and will rank equally with all of Amylin’s existing and future senior debt and senior to all of Amylin’s subordinated debt.  The Notes will be structurally subordinated to all existing and future liabilities of Amylin’s subsidiaries and will be effectively subordinated to Amylin’s existing and future secured indebtedness to the extent of the value of the collateral.

If a fundamental change, as defined in the indenture, occurs prior to the maturity date, subject to certain limitations, holders of the Notes may require Amylin to repurchase all or a portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date.

In connection with the sale of the Notes, Amylin entered into a registration rights agreement, dated as of June 8, 2007, with the initial purchasers.  Under the registration rights agreement, Amylin has agreed (1) to file with the Securities and Exchange Commission and cause a shelf registration statement relating to the offer and sale of the Notes and the shares of common stock issuable upon conversion of the Notes to become effective under the Securities Act no later than 180 calendar days following the closing of the sale of the Notes; and (2) to use its reasonable best efforts to keep effective the shelf registration statement until the earlier of (i) the sale of all outstanding registrable securities under the shelf registration statement, or (ii) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to the registrable securities held by non-affiliates of Amylin.  A copy of the registration rights agreement is attached hereto as Exhibit 4.2, is incorporated herein by reference, and is hereby filed; the description of the registration rights agreement in this report is a summary and is qualified in its entirety by the terms of the registration rights agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

On June 4, 2007, Amylin agreed to sell to the initial purchasers $500 million principal amount of the Notes through offerings to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and, at the election of the initial purchasers, an additional $75 million aggregate principal amount of Notes.  The initial purchasers exercised their option to purchase an additional $75 million aggregate principal amount of the Notes on June 5, 2007.  The net proceeds from the offering, after deducting the initial purchasers’ discount and estimated offering expenses payable by Amylin, were approximately $558.9 million, including the exercise of the initial purchasers’ over-allotment option in full.  The initial purchasers received an aggregate commission of approximately $15.8 million in connection with the offering of the Notes.

Amylin offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.  The initial purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Notes and the underlying common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional information pertaining to the Notes is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Number	Description

1.1	Purchase Agreement, dated June 4, 2007, among Amylin and the initial purchasers named therein.

4.1	Indenture related to the 3.00% Convertible Senior Notes due 2014, dated as of June 8, 2007, between Amylin and the Bank of New York Trust Company, N.A., as trustee.

4.2	Registration Rights Agreement, dated as of June 8, 2007, among Amylin and the initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: June 8, 2007	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Vice President, Governance and Compliance,
and Secretary

EXHIBIT INDEX

Number	Description

1.1	Purchase Agreement, dated June 4, 2007, among Amylin and the initial purchasers named therein.

4.1	Indenture related to the 3.00% Convertible Senior Notes due 2014, dated as of June 8, 2007, between Amylin and the Bank of New York Trust Company, N.A., as trustee.

4.2	Registration Rights Agreement, dated as of June 8, 2007, among Amylin and the initial purchasers named therein.